Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA INC. ANNOUNCES FISCAL 2010 AND FOURTH QUARTER 2010 RESULTS

Toronto, Ontario, March 8, 2011 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the fourth quarter and fiscal year ended January 1, 2011 (“fiscal 2010”). All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

RESULTS FOR THE FISCAL YEAR ENDED JANUARY 1, 2011

For fiscal 2010 the Company realized revenues of $898.9 million versus revenues of $819.0 million in 2009, a year over year increase of 9.8% . After adjusting for movements in foreign exchange rates, commodity related pricing and the impact of acquisitions, revenues increased approximately 10.6% on a consolidated basis.

For fiscal 2010, the Company realized operating income1 of $41.4 million or 4.6% of revenues versus operating income1 in the prior year of $12.2 million or 1.5% of revenues. During fiscal 2010, all operating segments realized increased revenues and operating income1 versus the prior year.

On a GAAP basis, the Company realized net income of $61.1 million or $0.92 per diluted common share in fiscal 2010 versus a net loss in 2009 of $6.8 million or $0.10 per diluted common share. Included in the 2010 results was a net gain after tax on the sale of the Canadian Food Distribution assets of $11.9 million or $0.18 per diluted common share and a net gain after tax on the sale of SunOpta BioProcess Inc. of $34.9 million or $0.53 per diluted common share, offset by certain non-cash goodwill, impairment charges and other items of $6.9 million after tax or $0.11 per diluted common share.

Adjusted earnings from operations1 in fiscal 2010 were $21.2 million or $0.32 per diluted common share. Absorbed in these results were additional pre-tax costs of approximately $5.0 million, including legal and professional fees and costs related to ongoing facility and operational rationalizations which are not expected to recur.

The Company realized EBITDA1 in fiscal 2010 of $59.2 million as compared to $29.2 million in the prior year, an increase of approximately 103%.

1 See discussion of Non-GAAP Measures

RESULTS FOR THE QUARTER ENDED JANUARY 1, 2011

For the fourth quarter of 2010 the Company realized revenues of $230.4 million versus fourth quarter 2009 revenues of $199.3 million, a year over year increase of 15.6% . After adjusting for movements in foreign exchange rates, commodity related pricing and the impact of acquisitions, revenue increased approximately 10.6% on a consolidated basis.

Operating income1 for the fourth quarter of 2010 increased to $9.9 million or 4.3% of revenues versus operating income1 in the prior year of $2.6 million or 1.3% of revenues.

For the fourth quarter of fiscal 2010 the Company reported net income on a GAAP basis of $1.9 million or $0.03 per diluted common share versus a net loss in the fourth quarter of 2009 of $2.2 million or $0.03 loss per diluted common share. Included in the fourth quarter 2010 results were the negative impact of results from discontinued operations of $0.7 million after tax, or $0.01 per diluted common share, plus the net impact of after tax costs related to the fourth quarter acquisitions, non-cash stock compensation costs in a subsidiary and non-cash pension wind-up costs totalling $1.9 million, or $0.03 per diluted common share.

Adjusted earnings from operations1 for the fourth quarter of 2010 were $4.5 million or $0.07 per diluted common share or $0.08 per diluted common share using the annual effective tax rate for fiscal 2010. Absorbed in these results were additional pre-tax costs of approximately $0.4 million related primarily to ongoing facility and operational rationalizations which are not expected to recur.

EBITDA1 for the fourth quarter of fiscal 2010 increased 126% to $15.4 million versus $6.8 million in the fourth quarter of 2009, indicative of the improved operating performance realized within the business.

At January 1, 2011 the Company’s balance sheet reflects a current working capital ratio of 1.42 to 1.00, long-term debt to equity ratio of 0.22 to 1.00 and total debt to equity ratio of 0.48 to 1.00. On December 20, 2010 the Company refinanced its syndicated long-term debt and operating lines through October 2012. At January 1, 2011 the Company had total assets of $609.7 million and a net book value of $4.44 per outstanding share.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “We are very pleased with our fourth quarter and fiscal 2010 results. The fiscal 2010 results represent record net earnings and record operating income for the Company. Our earnings from operations have shown significant improvement and reflect our continued efforts to improve returns in our core operating segments. While we are pleased with the improvements realized, we believe there is further opportunity, and we are working to realize continued improvements in support of our goal of 8% earnings from operations. Over the course of 2010 we completed a number of strategic transactions, acquiring two core businesses and disposing of two non-core businesses, all in support of our mission to build a focused global leader in natural and organic foods. We remain confident that our focus on margin improvement and asset management, when combined with strong consumer interest in health and wellness, positions our Company for long-term success.”

1 See discussion of Non-GAAP Measures

The Company plans to host a conference call at 10:00 a.m. Eastern Time on Wednesday, March 9th, 2011 to discuss these results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between March 9th and 16th with the toll free dial-in number 1–800-642-1687 or 706-645-9291 followed by pass code: 40966049#.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods and natural health products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically significant vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of environmentally friendly industrial materials, and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our continued efforts to improve returns in our key operating segments, our mission to build a global leader, our goal for earnings from operations, our focus on margin improvement and asset management and positioning for long-term success. The terms and phrases “continue”, “improve”, “remain confident”, “positions”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the years ended January 1, 2011 and December 31, 2009
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	January 1, 2011	December 31, 2009	Change
	$	$

Revenues	898,931	819,040	9.8%

Cost of goods sold	754,487	709,981	6.3%

Gross profit	144,444	109,059	32.4%

Warehousing and distribution expenses	3,703	4,223	-12.3%
Selling, general and administrative expenses	96,341	88,504	8.9%
Intangible asset amortization	4,675	4,648	0.6%
Other expense (income), net	10,945	2,245	387.5%
Goodwill impairment	1,654	8,841	-81.3%
Foreign exchange gain	(1,652)	(523)	-215.9%

Earnings from continuing operations before the following	28,778	1,121	2467.2%

Interest expense, net	9,749	13,839	-29.6%

Earnings (loss) from continuing operations
before income taxes	19,029	(12,718)	249.6%

Provision for (recovery of) income taxes	5,463	(3,201)	270.7%

Earnings (loss) from continuing operations	13,566	(9,517)	242.5%

Discontinued operations
(Loss) earnings from discontinued operations, net of income taxes	(14,569)	(273)	n/m
Gain on sale of discontinued operations, net of income taxes	62,950	-	n/m

Earnings (loss) from discontinued operations, net of taxes	48,381	(273)	n/m

Earnings (loss)	61,947	(9,790)	732.8%

Earnings (loss) attributable to non-controlling interests	881	(3,027)	129.1%

Earnings (loss) attributable to SunOpta Inc.	61,066	(6,763)	1002.9%

Earnings (loss) per share – basic
-from continuing operations	0.20	(0.10)
-from discontinued operations	0.74	-
	0.94	(0.10)

Earnings (loss) per share – diluted
-from continuing operations	0.19	(0.10)
-from discontinued operations	0.73	-
	0.92	(0.10)

SunOpta Inc.
Consolidated Statements of Operations
For the quarters ended January 1, 2011 and December 31, 2009
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	January 1, 2011	December 31, 2009	Change
	$	$

Revenues	230,392	199,268	15.6%

Cost of goods sold	193,766	171,122	13.2%

Gross profit	36,626	28,146	30.1%

Warehousing and distribution expenses	809	1,189	-32.0%
Selling, general and administrative expenses	24,909	23,671	5.2%
Intangible asset amortization	1,201	1,071	12.1%
Other expense, net	2,133	2,587	-17.5%
Goodwill impairment	-	500	-100.0%
Foreign exchange gain	(158)	(367)	56.9%

Earnings (loss) from continuing operations before the following	7,732	(505)	1631.1%

Interest expense, net	2,124	3,680	-42.3%

Earnings (loss) from continuing operations before income taxes	5,608	(4,185)	234.0%

Provision for (recovery of) income taxes	2,791	(1,995)	240.0%

Earnings (loss) from continuing operations	2,817	(2,190)	228.6%

Discontinued operations
Loss from discontinued operations, net of income taxes	-	(303)	n/m
Loss on sale of discontinued operations, net of income taxes	(726)	-	n/m

Loss from discontinued operations, net of taxes	(726)	(303)	n/m

Earnings (loss)	2,091	(2,493)	183.9%

Earnings (loss) attributable to non-controlling interests	171	(279)	161.3%

Earnings (loss) attributable to SunOpta Inc.	1,920	(2,214)	186.7%

Earnings (loss) per share – basic
-from continuing operations	0.04	(0.02)
-from discontinued operations	(0.01)	(0.01)
	0.03	(0.03)

Earnings (loss) per share – diluted
-from continuing operations	0.04	(0.02)
-from discontinued operations	(0.01)	(0.01)
	0.03	(0.03)

SunOpta Inc.
Consolidated Balance Sheets
As at January 1, 2011 and December 31, 2009
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	January 1, 2011	December 31, 2009
	$	$

Assets

Current assets
Cash and cash equivalents	2,643	1,752
Accounts receivable	98,875	78,483
Inventories	200,278	155,882
Prepaid expenses and other current assets	30,041	10,001
Current income taxes recoverable	-	442
Deferred income taxes	870	5,457
Current assets held for sale	-	56,140
	332,707	308,157

Investments	33,345	-
Property, plant and equipment	120,055	105,220
Goodwill	48,558	31,431
Intangible assets	60,200	55,229
Deferred income taxes	11,889	15,257
Other assets	2,930	2,876
Non-current assets held for sale	-	33,120

	609,684	551,290

Liabilities

Current liabilities
Bank indebtedness	75,910	63,481
Accounts payable and accrued liabilities	124,031	87,519
Customer and other deposits	2,858	1,064
Income taxes payable	973	-
Other current liabilities	7,674	1,566
Current portion of long-term debt	22,247	52,455
Current portion of long-term liabilities	571	683
Current liabilities held for sale	-	19,135
	234,264	225,903

Long-term debt	42,735	34,734
Long-term liabilities	6,642	2,760
Deferred income taxes	20,808	12,708
Non-current liabilities held for sale	-	487
	304,449	276,592

Preferred shares of a subsidiary company held for sale	-	28,187

Equity
SunOpta Inc. shareholders’ equity
Capital Stock 65,500,091 common shares (December 31, 2009 - 64,982,968)	180,661	178,694
Additional paid in capital	12,336	7,934
Retained earnings	95,212	34,146
Accumulated other comprehensive income	2,833	12,079
	291,042	232,853
Non-controlling interest	14,193	13,658
Total equity	305,235	246,511

	609,684	551,290

SunOpta Inc.
Consolidated Statements of Cash Flows
For the years ended January 1, 2011 and December 31, 2009
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	January 1, 2011	December 31, 2009
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss)	61,947	(9,790)
Earnings (loss) from discontinued operations	48,381	(273)
Earnings (loss) from continuing operations	13,566	(9,517)

Items not affecting cash
Amortization	17,859	17,030
Unrealized gain on foreign exchange	(977)	(1,022)
Deferred income taxes	1,853	(2,250)
Stock-based compensation	2,764	1,425
Goodwill impairment	1,654	8,841
Impairment of long-lived assets	7,984	1,800
Other	(1,420)	(508)
Changes in non-cash working capital, net of businesses acquired	(33,575)	41,229
Net cash flows from operations - continuing operations	9,708	57,028
Net cash flows from operations - discontinued operations	(8,400)	(12,140)
	1,308	44,888
Investing activities
Acquisition of businesses, net of cash acquired	(43,761)	-
Purchases of property, plant and equipment	(19,698)	(11,538)
Proceeds from the sale of long-lived assets	36	1,076
Purchases of patents, trademarks and other intangible assets	(662)	(216)
Payment of deferred purchase consideration	(1,388)	(1,856)
Other	328	259
Cash from investing activities - continuing operations	(65,145)	(12,275)
Cash from investing activities - discontinued operations	52,298	(1,857)
	(12,847)	(14,132)
Financing activities
Increase (decrease) in line of credit facilities	14,328	(5,644)
Borrowings under long-term debt	30,217	719
Proceeds from the issuance of common shares	1,883	836
Repayment of long-term debt	(52,423)	(29,438)
Deferred financing costs	(642)	(2,198)
Other	(169)	(14)
Cash from financing activities - continuing operations	(6,806)	(35,739)
Cash from financing activities - discontinued operations	-	-
	(6,806)	(35,739)

Foreign exchange gain on cash held in a foreign subsidiary	265	951

Decrease in cash and cash equivalents during the period	(18,080)	(4,032)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	18,971	22,877
Less: Balance included at end of period	-	(18,971)

Cash and cash equivalents - beginning of the period	1,752	1,878

Cash and cash equivalents - end of the period	2,643	1,752

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarters ended January 1, 2011 and December 31, 2009
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	January 1, 2011	December 31, 2009
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss)	2,091	(2,493)
Loss from discontinued operations	(726)	(302)
Earnings (loss) from continuing operations	2,817	(2,191)

Items not affecting cash
Amortization	5,509	4,224
Unrealized gain on foreign exchange	(388)	(619)
Deferred income taxes	2,040	(1,896)
Stock-based compensation	897	354
Goodwill impairment	-	500
Impairment of long-lived assets	-	804
Other	(3,020)	1,223
Changes in non-cash working capital, net of businesses acquired	(23,552)	26,601
Net cash flows from operations - continuing operations	(15,697)	29,000
Net cash flows from operations - discontinued operations	-	(10,332)
	(15,697)	18,668
Investing activities
Acquisition of businesses, net of cash acquired	(43,761)	-
Purchases of property, plant and equipment	(6,131)	(2,048)
Proceeds from the sale of long-lived assets	14	2,576
Purchases of patents, trademarks and other intangible assets	(262)	-
Payment of deferred purchase consideration	(667)	(1,856)
Other	47	764
Cash from investing activities - continuing operations	(50,760)	(564)
Cash from investing activities - discontinued operations	-	(504)
	(50,760)	(1,068)
Financing activities
Increase in line of credit facilities	53,453	4,106
Borrowings under long-term debt	30,000	-
Proceeds from the issuance of common shares	1,033	209
Repayment of long-term debt	(36,096)	(19,768)
Deferred financing costs	(442)	(2,198)
Other	(82)	(72)
Cash from financing activities - continuing operations	47,866	(17,723)
Cash from financing activities - discontinued operations	-	-
	47,866	(17,723)

Foreign exchange gain on cash held in a foreign subsidiary	167	125

(Decrease) increase in cash and cash equivalents during the period	(18,424)	2

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	429

Cash and cash equivalents - beginning of the period	21,067	1,321

Cash and cash equivalents - end of the period	2,643	1,752

SunOpta Inc.
Segmented Information
For the years ended January 1, 2011 and December 31, 2009
(Unaudited)
(Expressed in thousands of U.S. dollars)

Year ended
January 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	818,063	80,868	-	898,931

Segment Operating Income	44,837	7,753	(11,213)	41,377

SunOpta Foods has the following segmented reporting:

	Year ended
	January 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	365,527	68,363	151,578	232,595	818,063

Segment Operating Income	26,398	13,172	3,615	1,652	44,837

	Year ended
	December 31, 2009
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	756,517	62,523	-	819,040

Segment Operating Income	17,660	1,161	(6,614)	12,207

SunOpta Foods has the following segmented reporting:

	Year ended
	December 31, 2009
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	325,038	64,657	147,443	219,379	756,517

Segment Operating Income	18,044	8,691	(4,073)	(5,002)	17,660

(Segment Operating Income is defined as "Earnings before the following" excluding the impact of "Other expense (income), net" and "Goodwill impairment")

SunOpta Inc.
Segmented Information
For the quarters ended January 1, 2011 and December 31, 2009
(Unaudited)
(Expressed in thousands of U.S. dollars)

	Quarter ended
	January 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	209,017	21,375	-	230,392

Segment Operating Income	10,918	1,529	(2,582)	9,865

SunOpta Foods has the following segmented reporting:

	Quarter ended
	January 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	107,642	15,431	32,102	53,842	209,017

Segment Operating Income	8,841	2,850	(252)	(521)	10,918

	Quarter ended
	December 31, 2009
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	182,555	16,713	-	199,268

Segment Operating Income	3,609	732	(1,759)	2,582

SunOpta Foods has the following segmented reporting:

	Quarter ended
	December 31, 2009
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	74,692	17,519	34,112	56,232	182,555

Segment Operating Income	3,639	3,120	(1,794)	(1,356)	3,609

(Segment Operating Income is defined as "Earnings before the following" excluding the impact of "Other expense (income), net" and "Goodwill impairment")

Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted earnings from operations as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income, EBITDA, and Adjusted earnings from operations should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating income as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net” and “Goodwill impairment”; and EBITDA as Operating income plus depreciation and amortization. The following is a tabular presentation of Operating income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure.

	Year ended	Year ended
	January 1, 2011	December 31, 2009
	$	$

Earnings (loss) from continuing operations	13,566	(9,517)

Provision for (recovery of) income taxes	5,463	(3,201)
Interest expense, net	9,749	13,839
Other expense (income), net	10,945	2,245
Goodwill impairment	1,654	8,841
Operating income	41,377	12,207
Depreciation and amortization	17,859	17,030
Earnings before interest, taxes, depreciation and amortization (EBITDA)	59,236	29,237

	Quarter ended	Quarter ended
	January 1, 2011	December 31, 2009
	$	$

Earnings (loss) from continuing operations	2,817	(2,191)

Provision for (recovery of) income taxes	2,791	(1,994)
Interest expense, net	2,124	3,680
Other expense (income), net	2,133	2,587
Goodwill impairment	-	500
Operating income	9,865	2,582
Depreciation and amortization	5,509	4,224
Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,374	6,806

Adjusted earnings from operations and Adjusted earnings from operations per diluted share are non-GAAP measures. During the quarter and year ended January 1, 2011, the Company recognized certain gains and recorded specific expenses against income that we do not believe are reflective of normal business operations. As a result, earnings attributable to SunOpta Inc. and earnings per diluted share are adjusted to arrive at Adjusted earnings from operations and Adjusted earnings from operations per diluted share. The following is a tabular presentation of Adjusted earnings from operations and Adjusted earnings from operations per diluted share, including a reconciliation to GAAP earnings attributable to SunOpta Inc. and earnings per diluted share, which the Company believes to be the most directly comparable GAAP financial measure.

		Adjusted earnings
	Year ended	per diluted share
	January 1, 2011	for the period
	$	$

Earnings attributable to SunOpta Inc.	61,066	0.92
Adjusted for:
Gain on sale of discontinued operations, net of taxes	(62,950)	(0.95)
Gain on dilution of SunOpta BioProcess Inc.'s ownership position in Xylitol Canada	(1,242)	(0.02)
Reversal of tax valuation allowance at SunOpta Inc., net of valuation allowance recorded at Opta Minerals	(350)	(0.01)
Costs included in discontinued operations as a result of the sale of the Canadian food distribution assets and SunOpta BioProcess Inc., net of taxes of $388	16,183	0.25
Impairment of long-lived assets and goodwill, net of taxes of $2,320	6,367	0.10
Severance and closure costs at our natural health products operation and our brokerage operation, net of taxes of $345	662	0.01
Non-cash accounting charge on the wind-up of a defined benefit pension plan	588	0.01
Costs incurred to complete acquisitions of Dahlgren & Company Inc. and Edner of Nevada, Inc.	547	0.01
Non-cash compensation costs related to cancelled stock options recorded at Opta Minerals, net of $146 allocated to non-controlling interests	289	-
Adjusted earnings from operations	21,160	0.32

		Adjusted earnings
	Quarter ended	per diluted share
	January 1, 2011	for the period
	$	$

Earnings attributable to SunOpta Inc.	1,920	0.03
Adjusted for:
Loss on sale of discontinued operations, net of taxes	726	0.01
Non-cash accounting charge related to wind up of a defined benefit pension plan	588	0.01
Costs incurred to complete acquisitions of Dahlgren & Company Inc. and Edner of Nevada, Inc.	547	0.01
Non-cash compensation costs related to cancelled stock options recorded at Opta Minerals, net of $146 allocated to non-controlling interests	289	0.01
Costs to close Chicago administrative facility, net of taxes of $122	249	-
Non-cash income tax valuation allowance recorded at Opta Minerals	199	-
Adjusted earnings from operations	4,518	0.07

Adjusted earnings from operations	4,518	0.07
Adjusted for:
Provision for income taxes at the annualized 2010 effective tax rate	1,066	0.01
Adjusted earnings from operations, normalized for tax rate	5,584	0.08